Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of Community Financial Corporation of our report dated May 30, 2008, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Community Financial Corporation for the year ended March 31, 2008.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Winchester, Virginia
January 14, 2009